Exhibit 10.32

AMENDMENT NO. 1

TO THE NACCO MATERIALS HANDLING GROUP, INC.

EXCESS PENSION PLAN FOR UK TRANSFEREES

(As Amended and Restated Effective November 11, 2008)

NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Excess Pension Plan for UK Transferees (As Amended and Restated Effective November 11, 2008) (the “Plan”), to effective as of, and contingent upon, the “Spin Off Date,” as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

Section 2.8(c) of the Plan is hereby amended in its entirety to read as follows:

“(c) Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of NACCO Industries, Inc. (or a related entity) (for periods prior to the “Spin Off Date,” as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc.) or Hyster-Yale Materials Handling, Inc. (for periods on and after the Spin-Off Date) (subject to any applicable transitional rules contained in Code Section 409A and the regulations issued thereunder) is publicly traded on an established securities market or otherwise on the date of the Participant’s Termination of Employment.”

Section 2

Sections 6.5 and 7.2(a) of the Plan are hereby amended by deleting the term “NACCO Industries, Inc. Benefits Committee” and replacing it with the term “Company’s Benefits Committee” each place it appears therein.

Section 3

The second sentence of Section 6.6(a) of the Plan is hereby amended in its entirety to read as follows:

“Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee of Hyster-Yale Materials Handling, Inc.”

EXECUTED this              day of                     , 2012.

NACCO MATERIALS HANDLING GROUP, INC.

By:

Title: